UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 9, 2009

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On February 9, 2009, Response Genetics, Inc. (“RGI” or the “Company”) implemented a reduction of workforce (“Reduction of Workforce”) pursuant to which the Company is closing its United Kingdom testing facility to consolidate services at its CLIA-certified laboratory facilities in Los Angeles.   Pursuant to the Reduction of Workforce, the Company has eliminated all of its employees in the United Kingdom, a total of 9 positions.  The Company’s lease for its United Kingdom testing facility is due to terminate on March 31, 2009.  The Company has arranged to extend the lease, pursuant to its terms, for an additional month, in order to facilitate the winding down of its operations in the United Kingdom.  The Reduction of Workforce will be substantially complete on March 31, 2009.  The Company undertook the Reduction of Workforce as part of a strategic plan to increase operational efficiency in conjunction with its consolidation of its services at its Los Angeles facilities and it will not affect its genetic testing services or current partnership agreements.

In connection with the Reduction of Workforce, the Company currently expects to incur expenses associated with one-time termination benefits of approximately $250,000 and will include this amount in its December 31, 2008 financial results.  Additionally, the Company will identify certain other costs and write-downs but it cannot estimate those costs at this time.  When identified, the Company will also include these costs in its December 31, 2008 financial results.  The Company anticipates the one-time termination benefits costs will be the only cash costs incurred and will be paid during 2009.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, in connection with the Reduction of Workforce, the Company terminated James Clark, its Chief Operating Officer.  Mr. Clark will receive severance benefits pursuant to the terms of his employment agreement, as well as certain additional minimal severance payments required under United Kingdom employment laws.

The press release including announcement of the Reduction of Workforce and the termination of Mr. Clark attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release, dated February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: February 13, 2009	By:	/s/ Thomas Stankovich
Thomas Stankovich Vice President and Chief Financial Officer